UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              KATY INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                              KATY INDUSTRIES, INC.
                              765 Straits Turnpike
                          Middlebury, Connecticut 06762
                                 (203) 598-0397

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Katy Industries, Inc.:

      We are holding an annual meeting of stockholders of Katy Industries, Inc. on May 30, 2002 at 10:00 a.m., local time. The meeting will be held at the Inter-Continental Central Park South, located at 112 Central Park South, New York, New York. At the meeting, you will be asked to vote on the following:

1. The election of four Class I members of the Board of Directors to serve for a term of two years.

2. A proposal to approve an amendment to Katy's Restated Certificate of Incorporation to change the treatment of the previously authorized convertible preferred stock in the event of a liquidation of the Company.

3.    A proposal to approve the 2002 Stock Incentive Plan.

4. The transaction of other business as may properly come before the annual meting or any adjournment thereof.

      The Proxy Statement that we are delivering with this Notice contains important information concerning the proposals to be considered at the annual meeting. You will be able to vote your shares at the Annual Meeting if you were a stockholder of Katy at the close of business on April 19, 2002.

                                              By Order of the Board of Directors


                                              Amir Rosenthal
                                              Secretary

Middlebury, Connecticut
April 30, 2002

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

      The annual meeting will be held on May 30, 2002 at the Inter-Continental Central Park South, located at 112 Central Park South, New York, New York, at 10:00 a.m. local time.

THIS PROXY SOLICITATION

      We are sending you this Proxy Statement because our Board of Directors is seeking your proxy to vote your shares at the annual meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission. It is intended to assist you in voting your shares. On April 30, 2002, we began mailing information to all people who, according to our stockholder records, owned shares at the close of business on April 19, 2002.

      Katy will pay the cost of requesting these proxies. Katy's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter.

VOTING YOUR SHARES

      You are entitled to one vote at the annual meeting for each share of Katy's common stock that you owned of record at the close of business on April 19, 2002. The number of shares you own (and may vote) is listed on the enclosed proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. We will give you a ballot at the annual meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.

      Your proxy card will be valid only if you sign, date and return it before the annual meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS. You may revoke your proxy at any time before it is voted by any of the following means:

      - Notifying the Secretary of Katy in writing that you wish to revoke your proxy.

      -     Submitting a proxy dated later than your original proxy.

      - Attending the annual meeting and voting. Merely attending the annual meeting will not by itself revoke a proxy; you must vote your shares at the annual meeting to revoke the proxy.

      The Board of Directors does not expect any matter other than the proposals discussed in this Proxy Statement to be presented at the annual meeting. However, if any other matter properly comes before the annual meeting, your proxies will act on such matter in their discretion.

QUORUM AND VOTES REQUIRED FOR APPROVAL

      The presence in person or by proxy of holders of a majority of the outstanding shares of common stock will constitute a quorum for the annual meeting. Abstentions and "broker non-votes" will be treated as present in determining whether the quorum requirement is satisfied. A "broker non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power.

      Each share of common stock is entitled to one vote on each matter to come before the annual meeting. With regard to the election of directors, you may vote for a candidate or withhold your vote. Directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. "Plurality" means that the nominees who receive the largest number of votes cast will be elected as directors, up to the maximum number of directors to be elected at the annual meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or withholding authority) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

      If a quorum is present, the approval of Proposal 3 requires the affirmative vote of the holders of a majority of the common stock present, in person or by proxy, at the annual meeting. The approval of Proposal 2 requires the affirmative vote of the holders of a majority of the common stock outstanding. With respect to these matters, a stockholder may (i) vote "For" the matter, (ii) vote "Against" the matter, or (iii) "Abstain" from voting on the matter. A vote to abstain from voting on a proposal has the same effect as a vote against such matter. Broker non-votes will be treated as shares which are not present with respect to such matters, although they will be counted for purposes of determining a quorum as described above. Accordingly, broker non-votes will not be counted in determining the required number of votes cast with respect to a particular proposal and will have no effect on the outcome of the voting on such proposal.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

      Katy's business is managed under the direction of its Board of Directors. There are currently nine directors, divided into two classes. The classes are as nearly equal in number as possible with four Class I directors, elected to an initial one-year term at the 2001 annual meeting, and five Class II directors, elected to two-year terms at the 2001 annual meeting. Stockholders will elect four Class I directors at the annual meeting to serve for a two-year term ending at the time of the 2004 annual meeting.

      Nominees for election whose terms will expire 2004 (Class I):

          C. Michael Jacobi
          Robert M. Baratta
          Daniel B. Carroll
          Wallace E. Carroll, Jr.

      All of the nominees are current directors of the Company and have indicated their willingness to serve as directors. The five Class II directors of Katy are: William F. Andrews (Chairman), Christopher Lacovara, Christopher Anderson, Samuel P. Frieder, and James A. Kohlberg. The Class II directors are not up for re-election at the annual meeting, as their terms expire at the time of the 2003 annual meeting.

      For information concerning the nominees for director and the current directors, see "Information Concerning Directors and Executive Officers," "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners."

REQUIRED VOTE

      Directors are elected by the affirmative vote of a plurality of the votes cast at the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE ON THE BOARD OF DIRECTORS FOR ANY REASON, YOUR PROXY WILL BE VOTED FOR A PERSON OR PERSONS TO BE SELECTED BY THE BOARD OF DIRECTORS. PROXIES CANNOT BE VOTED FOR A NUMBER OF NOMINEES GREATER THAN THE FOUR PERSONS NOMINATED BY THE BOARD OF DIRECTORS.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows information with respect to nominees for director, current directors, and executive officers of Katy:

Nominees - Class I Directors

      The following table shows information about the nominees to Katy's Board of Directors who are currently Class I directors.

                                           Principal Occupation and                                      Period of
                                              Business Experience                    Other           Service as Katy
Name                           Age        During the Past Five Years             Directorships           Director
----                           ---        --------------------------             -------------           --------
Robert M. Baratta              72    2001 to Present: Director of Katy          None                  2001 to Present
                                     2001 (February) to 2001 (June):
                                       President and Chief Executive Officer
                                       and Director of Katy
                                     1999 to 2000 (June):
                                       Senior Vice President of Katy
                                     1995 to 1999:
                                       Executive Vice President of Katy

Daniel B. Carroll              66    1998 to Present: Member and Manager of     None                  1994 to Present
                                       Newgrange LLC, a components supplier
                                       to the global footwear industry
                                     1994 to Present: Partner of Newgrange
                                       LP, a holding company for Newgrange
                                       LLC, a components supplier to the
                                       global footwear industry
                                     1985 to Present: Vice President of ATP
                                       Manufacturing, LLC, a manufacturer of
                                       molded poly-urethane components

Wallace E. Carroll, Jr.        64    1992 to Present: Chairman of CRL, Inc.,    None                  1991 to Present
                                       a diversified holding company

                                           Principal Occupation and                                      Period of
                                              Business Experience                    Other           Service as Katy
Name                           Age        During the Past Five Years             Directorships           Director
----                           ---        --------------------------             -------------           --------
C. Michael Jacobi              60    2001 (June) to Present: Chief Executive    Corrections Corp.     2001 to Present
                                       Officer, President, and a Director of      of America
                                       Katy                                     Webster Financial
                                     2001 to Present: Chairman of Innotek,        Corporation
                                       Inc., a privately held company engaged
                                       in the manufacturing and distribution
                                       of electronic products for the
                                       training, tracking and containment of
                                       sporting dogs and companion pets
                                     1999 to 2001: Consultant
                                     1999 to 2000:  Chairman of Timex Watches
                                       Limited (India), a publicly held
                                       company headquartered in New Delhi,
                                       India
                                     1999 to 2000:  Chairman and Chief
                                       Executive Officer of Beepwear Paging
                                       Products, LLC, a company jointly owned
                                       by Timex Corporation and Motorola, Inc.
                                     1993 to 1999: Chief Executive Officer,
                                       President, and a director of Timex
                                       Corporation, a leading worldwide
                                       manufacturer and marketer of watches
                                     1993 to 1999: Chairman of Callanen
                                       International, a company engaged in
                                       the fashion watch business

Class II Directors

      The following directors were elected to two year terms at the 2001 annual meeting, and are not seeking re-election at the 2002 annual meeting.

                                                                                                               Period of
                                                                                                              Service as
                                       Principal Occupation and Business                   Other                  Katy
Name                      Age         Experience During the Past Five Years             Directorships           Director
----                      ---         -------------------------------------             -------------           --------
Christopher Anderson      27      1998 to Present: Associate at Kohlberg & Co.,       None                  2001 to Present
                                    L.L.C.
                                  1997 to 1998: Financial Analyst at Warburg
                                    Dillon Read L.L.C.
William F. Andrews        70      2001 to Present: Chairman of Katy Industries,       Black Box             1991 to Present
                                    Inc.                                                Corporation
                                  2000 to Present: Chairman of Corrections            Corrections
                                    Corp. of America, a private sector provider         Corp. of
                                    of detention and correction services                America
                                  1998 to 2001: Chairman of Northwestern              TREX Corp.
                                    Steel & Wire Company, a manufacturer of
                                    steel rods and beams
                                  1997 to Present:  Consultant with Kohlberg &
                                    Co., L.L.C.
                                  1995 to 2001: Chairman of Scovill Fasteners,
                                    a manufacturer of apparel and industrial
                                    fasteners
Samuel P. Frieder         37      1989 to Present: Principal of Kohlberg & Co.,       Color Spot            2001 to Present
                                    L.L.C.                                              Nurseries Inc.
                                                                                      Holley
                                                                                        Performance
                                                                                        Products Inc.
James A. Kohlberg         44      1987 to Present: Co-Founder and Managing            Color Spot            2001 to Present
                                    Principal of Kohlberg & Co., L.L.C.                 Nurseries Inc.
                                                                                      Holley
                                                                                        Performance
                                                                                        Products Inc.
Christopher Lacovara      37      1988 to Present: Principal of Kohlberg & Co.,       Holley                2001 to Present
                                    L.L.C.                                              Performance
                                                                                        Products Inc.

Executive Officers

                                                  Principal Occupation and Business Experience
Name                         Age                           During the Past Five Years
------------------------    -----    ------------------------------------------------------------------------
David C. Cooksey             57      2001 to Present: Corporate Director-Internal Financial Reporting and
                                       Assistant Treasurer, Katy
                                     1999 to Present: Chief Financial Officer of Contico International
                                       L.L.C., a wholly-owned subsidiary of Katy
                                     1987 to 1999: Chief Financial Officer of Contico International, Inc.
Roger G. Engle               55      2000 to Present: Chief Information Officer, Katy
                                     1999 to 2000: Chairman, Contico International, LLC
                                     1998 to Present: Vice President, Katy
                                     1996 to 1998: President of Woods Industries, Inc., a Katy subsidiary that manufactures and distributes electric corded products, supplies and electrical/electronic accessories; Waldom Electronics, Inc., a
                                       Katy subsidiary that distributed electrical and electronic goods which has been subsequently merged into GC/Waldom Electronics, Inc.
                                       and GC Thorsen, Inc., a Katy subsidiary that distributed hand tools which has subsequently changed its name to GC/Waldom
                                       Electronics, Inc.
Mark P. Ingebritson          36      2001 to Present: Corporate Director-External Financial Reporting and
                                       Treasurer, Katy
                                     1999 to 2001: Controller, Katy
                                     1997 to 1999: Manager of Corporate Accounting, Coors Brewing Company
Amir Rosenthal               41      2001 to Present: Vice President, Chief Financial Officer, General
                                       Counsel and Secretary, Katy
                                     2000 to 2001: Chairman of Timex Watches Limited (India), a publicly held company headquartered in New Delhi, India
                                     1997 to 2001: Treasurer, Timex Corporation

      Wallace E. Carroll, Jr. and Daniel B. Carroll are first cousins. Except where noted, no corporation or organization mentioned in the above table is a parent, subsidiary or other affiliate of Katy.

      Officers hold office until their successors are elected or appointed by the Board of Directors and duly qualified. Officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

             PROPOSAL 2 - AMENDMENT OF LIQUIDATION PROVISIONS OF THE CONVERTIBLE PREFERRED STOCK IN THE COMPANY'S RESTATED
                          CERTIFICATE OF INCORPORATION

GENERAL

      On June 28, 2001, we issued 700,000 shares of convertible preferred stock, par value $100 per share ("Convertible Preferred Stock"), to KKTY Holding Company, L.L.C. ("KKTY Holding Company") for $70,000,000. KKTY Holding Company holds all of the outstanding shares of the Convertible Preferred Stock and is an affiliate of an investment fund managed by Kohlberg Management IV, L.L.C., a private investment firm. The proceeds of the sale of the Convertible Preferred Stock were used to reduce our outstanding indebtedness.

      The salient terms of the Convertible Preferred Stock include:

            o The right of the holders of the Convertible Preferred Stock to receive payment-in-kind dividends (meaning dividends in the form of additional shares of Convertible Preferred Stock) at a rate of 15% per annum (compounded annually) from August 1, 2001 until December 31, 2004; and

            o Conversion into common stock at each holder's option at a conversion price of $6.00 per share of common stock upon the earlier of June 28, 2006 or the occurrence of certain extraordinary events, including Board authorization of the liquidation of the Company.

Information Regarding the Proposed Amendment

      On April 9, 2002, the Board of Directors approved an amendment to Article 4 of our Restated Certificate of Incorporation, subject to the approval of the amendment by our stockholders, to modify the treatment of the Convertible Preferred Stock in the event of a liquidation of Katy. The Board and management believe that a liquidation of Katy is unlikely in the foreseeable future. The full text of the amendment is included as Annex A to this Proxy Statement. This amendment was requested by KKTY Holding Company.

      Currently, the Restated Certificate of Incorporation grants the holders of the Convertible Preferred Stock the right to receive upon a liquidation of Katy an amount per share equal to the par value per share of Convertible Preferred Stock. In the alternative, the holders of the Convertible Preferred Stock may elect, after Board authorization of a liquidation, to convert their shares into common stock and instead receive an amount per share equal to the amount per share that the other holders of common stock receive.

      The proposed amendment would modify the liquidation provisions of the Restated Certificate of Incorporation to provide that upon a liquidation of Katy the holders of the Convertible Preferred Stock would automatically receive the greater of (i) an amount equal to the par value of their Convertible Preferred Stock or (ii) an amount that the holders of the Convertible Preferred Stock would have received if their shares of Convertible Preferred Stock were converted into common stock immediately prior to the distribution upon liquidation.

      The amendment would not change the economic relationship between Katy and the holder of the Convertible Preferred Stock, since the holder currently has the ability to convert its shares into common stock after Board authorization of a liquidation. It is assumed that, in the event of a liquidation, the holder of the Convertible Preferred Stock would always elect to receive the greater of the par value or, by converting shares into common stock, the amount received as a common stockholder. For that reason, and based on advice from legal counsel, the Board of Directors believes that THE PROPOSED AMENDMENT HAS NO ECONOMIC IMPACT ON THE COMPANY OR ON HOLDERS OF THE COMPANY'S COMMON STOCK.

      Management has evaluated this proposal and, based on such evaluation, does not believe that the rights of our common stockholders will be impacted in any way by the proposed amendment.

REQUIRED VOTE

      An amendment to Katy's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of Katy's outstanding common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION SET FORTH IN THIS PROPOSAL 2 AND BELIEVES THAT IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF KATY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

               PROPOSAL 3 - APPROVAL OF 2002 STOCK INCENTIVE PLAN

      On April 9, 2002, the Board of Directors adopted the Katy Industries, Inc. 2002 Stock Incentive Plan (the "Plan"), subject to approval by our stockholders. The Plan will have an effective date of April 9, 2002, if approved by the stockholders at the annual meeting, and will terminate ten years after its effective date. The Plan is intended to assist the Company and its subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of options and restricted stock. Any proceeds Katy receives from the sale of common stock pursuant to any grant of restricted stock or participant's exercise of an option will be used for general corporate purposes.

      Set forth below is a summary of certain important features of the Plan. The summary is qualified in its entirety by reference to the full text of the Plan attached as Annex B to this Proxy Statement.

Administration

      The Plan will be administered by the Board of Directors or a committee of the Board (the committee, or the Board acting in such capacity, is hereinafter referred to as the "Committee").

      The Committee shall have the complete authority to grant awards on such terms that are consistent with the provisions of the Plan, as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an option or on the vesting or other forfeiture conditions imposed on any shares of restricted stock. The Committee also has complete authority to interpret all provisions of the Plan; to prescribe the form of Option Agreements and Restricted Stock Agreements; to accelerate the exercisability of an option or the vesting of shares of restricted stock as a result of a change in control or otherwise; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. Any decision or action of the Committee in connection with the administration of the Plan shall be final, conclusive and binding on all persons. Neither the Committee, nor any member of the Committee, shall be liable for any act done or not done in good faith with respect to the Plan, any Option Agreement or any Restricted Stock Agreement. Katy will bear all expenses of administering the Plan.

Eligibility

      Any employee, director, advisor or consultant of Katy or any of its subsidiaries (including a subsidiary that becomes such after the adoption of the Plan) is eligible to receive awards under the Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of Katy or any of its subsidiaries.

Plan Features

      The Plan authorizes the issuance of up to 1,000,000 shares of Katy's common stock pursuant to the grant or exercise of stock options, including incentive stock options ("ISOs") and nonqualified stock options ("NQSOs"), and restricted stock. The maximum number of shares of common stock that may be issued under the Plan pursuant to the exercise of options is 1,000,000 shares of common stock. The maximum number of shares is subject to adjustment under certain circumstances, as provided in the Plan.

      The shares of common stock subject to grant under the Plan are to be made available from authorized but unissued shares, from treasury shares, reacquired shares, or any combination thereof. Awards may be granted for such terms as the Committee may determine, except that the term of an option may not exceed, and the grant of restricted stock must vest if at all, ten years from its date of grant. No individual may, in any calendar year, be granted options or aggregate awards covering more than 100,000 shares of Katy's common stock. No awards outstanding on the termination date of the Plan will be affected or impaired by such termination. Awards generally will not be transferable, except by will and the laws of descent and distribution. Options intended to be NQSOs may be transferred to, or for the benefit of, the participant's family members provided the participant does not receive any consideration for the transfer and fulfills certain other criteria. The Committee has broad authority to fix the terms and conditions of individual award agreements with participants.

      Currently, it is anticipated that options to purchase 800,000 shares of Katy's common stock will be issued under the Plan. If Katy issues all of these options under the Plan, taken together with already outstanding but not exercised options under other option plans previously approved by Katy stockholders (1,878,650), the total number of shares represented by options would be approximately 9% of total outstanding common shares. This assumes that all of the outstanding Convertible Preferred Stock (plus expected payment in kind dividends) has been converted to common stock. The reconciliation below demonstrates in detail:

            Options anticipated to be issued under 2002
                Stock Incentive Plan                                800,000
            Options already outstanding (including non-
               vested and out of the money options)               1,776,950
                                                                 ----------
            Total                                                 2,576,950
                                                                 ==========

            Outstanding shares at April 5, 2002                   8,361,252
            Common stock as a result of conversion of
               convertible preferred stock                       11,666,666
            Common stock as a result of conversion of
               payment in kind dividends on convertible
               preferred stock                                    7,192,598
            Total options from above                              2,576,950
                                                                 ----------
            Total shares potentially outstanding                 29,797,466
                                                                 ==========

            Estimated percentage of total outstanding
               common stock, after conversion of convertible
               preferred, represented by stock options                  8.7%
                                                                 ==========

      As indicated above, stock-based grants can be made under the Plan in the form of options and restricted stock. A summary of these grants is set forth below.

      Stock Options. The Plan authorizes the Committee to grant options to purchase our common stock at an exercise price of not less than 75% of the fair market value of such stock on the date of grant or with respect to options that are intended to be ISOs, not less than 100% of the fair market value of such stock on the date of grant. With respect to options granted to certain named executive officers, if and to the extent deemed necessary by the Committee, the price per share for common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option unless the exercisability of the option with respect to those shares of common stock with a lower exercise price, is subject to performance objectives that enable such option to qualify as "performance-based compensation" under the Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code. The Plan permits optionees, with the approval of the Committee, to pay the exercise price of options in cash, stock that has been held for at least six months, by delivery of a full recourse, interest-bearing promissory note, or a combination thereof, or by "cashless exercise" through a broker or the Company. The term of options will be determined by the Committee to the extent not inconsistent with the Plan as set forth in the Option Agreement. The Committee will determine the conditions under which options will become exercisable and the extent to which they will be exercisable after the option holder's employment terminates. As noted above, options may be granted either as ISOs or NQSOs. The principal difference between ISOs and NQSOs is their tax treatment. See "Federal Tax Information" below.

      Restricted Stock. The Plan authorizes the Committee to grant or sell restricted stock to participants with such forfeiture and transfer restrictions as the Committee may designate. During the period during which the restricted stock may be forfeited, the stock certificates evidencing restricted shares will be held by Katy. Restricted stock may not be sold, assigned, transferred, pledged, or otherwise encumbered. Restricted stock may be subject to forfeiture upon termination of employment, unless otherwise provided by the Committee in an individual award agreement. Other than forfeiture provisions, restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of the common stock, including dividend and voting rights, that are the subject of the restricted stock award. Shares of restricted stock shall become vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine and as set forth in the Restricted Stock Agreement. If and to the extent deemed necessary by the Committee, shares of restricted stock granted to certain named executive officers shall become vested subject to performance objectives that enable such restricted stock to qualify as "performance-based compensation" under the Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code. The grant of restricted stock can only become vested during the participant's lifetime in the hands of the participant.

Amendment and Discontinuance

      The Board may amend the Plan from time to time or terminate the Plan; provided, however, that no amendment will become effective until stockholder approval is obtained if the amendment (i) increases the aggregate number of shares of common stock that may be issued pursuant to awards under the Plan,
(ii) changes the class of individuals eligible to receive awards or (iii) changes the performance objectives to which the exercisability of options or the vesting of restricted stock granted to named executive officers may be subject. No amendment will, without a participant's consent, adversely affect any rights of such participant under any outstanding award at the time such amendment is made, except as otherwise set forth in the Plan.

Federal Tax Information

      The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to stock options and restricted stock. The following discussion is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

      Nonqualified Options. Upon the grant of a NQSO, the optionee will not recognize any taxable income and Katy will not be entitled to a deduction. Upon the exercise of such an option, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "Spread") will constitute compensation taxable to the optionee as ordinary income. In determining the amount of the Spread, the fair market value of the common stock on the date of exercise is used. Katy, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee. The optionee's tax basis in the stock acquired on exercise of the option will equal the option price plus the amount of ordinary income the option recognized, and the optionee's holding period for the stock will begin at the time of purchase. The optionee then will recognize capital gain (or loss) on a subsequent disposition of the shares of common stock to the extent the amount realized on the disposition excess (or is less than) the optionee's tax basis in the shares.

      ISOs. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the Spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (a) two years from the date of grant of the ISO or (b) one year after the exercise date (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, to the extent the amount realized on disposition exceeds (or is less than) the exercise price the optionee paid for the shares. Katy is not entitled to any tax deduction by reason of the grant or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. If the ISO Holding Period is not met (i.e., the optionee makes a "disqualifying disposition"), the optionee will recognize compensation income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and Katy will be entitled to a deduction in the same amount. Any additional gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

      Restricted Stock. A participant who is granted restricted stock may elect, pursuant to Internal Revenue Code ("Code") Section 83(b) (a "Section 83(b) election"), to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted will be taxed as a capital gain (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to Katy until the restrictions imposed on the shares expire. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, Katy will generally be entitled to an income tax deduction for any compensation income taxed to the participant.

      Miscellaneous. The foregoing tax consequences will be different to the extent the optionee pays the exercise price of an option with shares of stock he or she already owns. Additionally, participants subject to the short-swing profit rules of Section 16(b) may have different tax consequences than those described above.

REQUIRED VOTE

      In order for the Katy Industries, Inc. 2002 Stock Incentive Plan to be approved, the affirmative vote of the holders of a majority of Katy's outstanding common stock present, in person or by proxy, at the annual meeting, is required.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 2002 STOCK INCENTIVE PLAN SET FORTH IN PROPOSAL 3 AND BELIEVES THAT IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF KATY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

                     INFORMATION ABOUT KATY STOCK OWNERSHIP

OUTSTANDING SHARES

      The shares of common stock are the only outstanding class of Katy voting securities. As of April 5, 2002, there were 8,361,252 shares of Katy common stock outstanding and 76,500 options to acquire shares of common stock exercisable within the next 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table and notes show, as of April 5, 2002, information on the beneficial ownership of those persons or entities (including certain members of the family of Wallace E. Carroll, former Chairman of the Board, since deceased (the "Carroll Family")), and related persons and entities, who are known to Katy to be the beneficial owners of more than 5% of the shares of common stock. The notes below the table describe the nature of that beneficial ownership. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power. In calculating percentages for a given person, shares for which such person has the right to acquire beneficial ownership within 60 days (e.g. through exercising options) are deemed to be outstanding.

      Name and Address                                  Amount and Nature of                  Percent of
      Of Beneficial Owner                               Beneficial Ownership        Notes        Class
      --------------------------------------            --------------------        -----    ------------
      Wallace E. Carroll, Jr. and                              3,118,493             (1)        37.0%
      the WEC Jr. Trusts
      c/o CRL, Inc.
      7505 Village Square Drive, Suite 200
      Castle Rock, CO  80104

      Amelia M. Carroll and                                    3,144,493             (2)        37.3%
      the WEC Jr. Trusts
      c/o CRL, Inc.
      7505 Village Square Drive, Suite 200
      Castle Rock, CO  80104

      Dimensional Fund Advisors, Inc.                           583,500              (3)         6.9%
      1299 Ocean Avenue
      11th Floor
      Santa Monica, CA 90401

      GAMCO Investors, Inc.                                    1,232,300            (4)(6)      14.6%
      One Corporate Center
      Rye, NY  10580-1434

      Gabelli Funds, LLC                                        536,300             (5)(6)       6.4%
      One Corporate Center
      Rye, NY  10580-1434

      Supplemental Disclosure Regarding
      Convertible Preferred Stock

      KKTY Holding Company, L.L.C.                                 *                 (7)          *
      111 Radio Circle
      Mt. Kisco, NY  10549

      (1) Wallace E. Carroll, Jr. directly holds 180,739 shares and options to acquire 14,000 shares. He is a trustee of trusts for his and his descendants' benefit (the "WEC Jr. Trusts") which collectively hold 804,453 shares. He and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc. which holds 2,073,436 shares. He is also a trustee of the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr. also beneficially owns 8,729 shares directly owned by his wife, Amelia M. Carroll, and 4,226 shares held by a "rabbi trust" for his wife and him in connection with the Katy Industries, Inc. Directors' Deferred Compensation Plan. Amounts shown for Wallace E. Carroll, Jr. and Amelia M. Carroll reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

      (2) Amelia M. Carroll holds 8,729 shares directly. She is a trustee of the WEC Jr. Trusts which collectively own 804,453 shares, and the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr. and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc., which holds 2,073,436 shares. Amelia M. Carroll is also trustee of trusts for Lelia Carroll and her descendants' benefit holding 26,000 shares in the aggregate. Amelia M. Carroll also beneficially owns 180,739 shares and options to acquire 14,000 shares directly owned by her husband, Wallace E. Carroll, Jr., and 4,226 shares held by a "rabbi" trust for her and her husband in connection with the Katy Industries, Inc. Directors' Deferred Compensation Plan. Amounts shown for Amelia M Carroll and Wallace E. Carroll, Jr. reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

      (3) Information obtained from Schedule 13G dated January 30, 2002 filed by Dimensional Fund Advisors, Inc. for the calendar year 2001.

      (4) Information obtained from Schedule 13D/A dated March 15, 2002 filed by Gabelli Asset Management, Inc. ("GAMI"). According to that Schedule 13D/A, GAMCO Purchasers, Inc. ("GAMCO") holds these shares as agent, and Mario Gabelli, Gabelli Group Capital Partners, Inc. ("Gabelli Partners") and GAMI are deemed to beneficially own these shares. Also according to that Schedule 13D/A, GAMCO has the sole power to vote (or direct the vote) and sole power to dispose (or to direct the disposition) of these shares except that (i) it does not have authority to vote 15,000 of the shares, and (ii) the power of Mario Gabelli, GAMI and Gabelli Partners is indirect with respect to these shares.

      (5) Information obtained from Schedule 13D/A dated March 15, 2002 filed by GAMI. According to that Schedule 13D/A, Gabelli Funds, LLC ("Gabelli Funds") holds these shares as agent, and Mario Gabelli, Gabelli Partners and GAMI are deemed to beneficially own these shares. Also according to that Schedule 13D/A, Gabelli Funds has the sole power to vote (or direct the vote) and sole power to dispose (or to direct the disposition) of these shares, except that (i) Gabelli Funds has sole dispositive and voting power with respect to shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Katy and, in that event, each Fund's Proxy Voting Committee is to vote that Fund's shares, (ii) under special circumstances, each Fund's Proxy Voting Committee may take and exercise in its sole discretion the entire voting power with respect to the shares held by that Fund, and (iii) the power of Mario Gabelli, GAMI and Gabelli Partners is indirect with respect to these shares.

      (6) Per information obtained from Schedule 13D/A dated March 15, 2002, filed by GAMI, Katy stock is held by certain other funds which lead to beneficial ownership by Mario

Gabelli, Gabelli Partners and GAMI. These include 94,000 shares held by Gabelli Performance Partnership L.P., 39,400 shares held by Gabelli International, Ltd., and 6,500 shares held by Gabelli Advisers, Inc. These combined holdings represent an additional 1.7% beneficial ownership of Katy common stock.

      (7) KKTY Holding Company, L.L.C., a Delaware limited liability company, currently owns 700,000 shares of our convertible preferred stock, which is presently convertible into 11,666,666 shares of our common stock upon the earlier of June 28, 2006 or the occurrence of certain fundamental changes in Katy. Through April 5, 2002, the accrued and unpaid paid-in-kind (PIK) stock dividends on the shares of convertible preferred stock held by KKTY Holding Company equal 71,342 shares of convertible preferred stock, which when paid will be convertible into 1,189,043 shares of common stock. KKTY Holding Company is controlled by several entities, which have Kohlberg Management IV, L.L.C., a Delaware limited liability company ("KMIV"), as their general partner. Christopher Lacovara, Samuel P. Frieder, Christopher Anderson, James A. Kohlberg and C. Michael Jacobi all of whom are members of the Board of Directors of Katy, are members of KMIV. Each of Messrs. Lacovara, Frieder, Anderson, Kohlberg and Jacobi disclaim beneficial ownership of these securities for purposes of Section 16 of the Exchange Act and any other purpose. It is not expected that the preferred shares will be converted into common stock in the next sixty days. However, if a conversion did occur, the other disclosed percentage ownerships on the above table would change as follows:

                                                     Revised
                                                     Ownership
              Name of Beneficial Owner               Percentage
              ------------------------               ----------

              Wallace E. Carroll, Jr.                14.6%

              Amelia M. Carroll                      14.8%

              Dimensional Fund Advisors, Inc          2.7%

              GAMCO Investors, Inc                    5.8%

              Gabelli Funds, LLC                      2.5%

              KKTY Holding Company, L.L.C.           60.4%

SECURITY OWNERSHIP OF MANAGEMENT

      The following tables show, as of April 5, 2002, 1) the number of shares of common stock (first table) and 2) the number of shares of Convertible Preferred Stock (second table) that directors and certain executive officers (or former executive officers) beneficially own, and that directors and executive officers as a group own. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power. In calculating percentages, shares for which a person has the right to acquire beneficial ownership within 60 days (e.g., through exercising options) are deemed to be outstanding.

      Common Stock

                                                       Amount and Nature
                                                         of Beneficial                           Percent of
      Name                                                 Ownership               Notes            Class
      ---------------------------------------          ------------------      ---------------   ----------
      William F. Andrews                                     17,000                  (1)                *
      Robert M. Baratta                                      56,482                 (4)(5)              *
      Daniel B. Carroll                                      21,500                  (1)                *
      Wallace E. Carroll, Jr                              3,118,493                 (1)(2)           37.0%
      C. Michael Jacobi                                          --                   --                *
      David C. Cooksey                                          400                   --                *
      Roger G. Engle                                          5,690                  (5)                *
      Larry D. Hudson                                         4,001                  (5)                *
      Amir Rosenthal                                             --                   --                *
      John R. Prann, Jr                                      60,000                  (6)                *
      Arthur R. Miller                                       49,470               (3)(5)(6)             *
      Stephen P. Nicholson                                   26,679                 (5)(6)              *
      All directors and executive officers of
      Katy as a group (12 persons)                        3,359,714            (1)(2)(3)(4)(5)       39.8%

      *     Indicates 1% or less

      Convertible Preferred Stock

                                                       Amount and Nature
                                                         of Beneficial                           Percent of
      Name                                                 Ownership               Notes            Class
      ---------------------------------------          ------------------      ---------------   ----------
      Christopher Anderson                                       --                 (7)               *
      Samuel P. Frieder                                          --                 (7)               *
      James A. Kohlberg                                          --                 (7)               *
      Christopher Lacovara                                       --                 (7)               *
      C. Michael Jacobi                                          --                 (7)               *
      All directors and executive officers of
      Katy as a group (5 persons)                                --                 (7)               *

      *     Indicates 1% or less

      (1) Includes currently exercisable nonqualified stock options to acquire shares granted to each non-employee director under the Katy Industries, Inc. Non-employee Director Stock Option Plan:

         William F. Andrews                 12,000
         Daniel B. Carroll                  14,000
         Wallace E. Carroll, Jr.            14,000

      (2) Includes shares deemed beneficially owned by Wallace E. Carroll, Jr. and Amelia M. Carroll in their capacity as trustees of certain trusts for the benefit of members of the Wallace E. Carroll, Jr. family (see notes (1) and (2) under "Security Ownership of Certain Beneficial Owners.").

      (3) Per information from his most recent Form 5 filing, Arthur R. Miller holds 30,724 shares directly, and has 17,850 shares held in a "rabbi trust" in connection with the Katy Industries, Inc. Supplemental Retirement and Deferral Plan. Arthur R. Miller is a trustee of trusts for the benefit of Denis H. Carroll and his descendants holding 251,620 shares in the aggregate. He disclaims beneficial ownership of the shares that the trusts own.

      (4) Includes options to acquire the following number of shares within 60 days:

      Robert M. Baratta                                             36,500

      (5) Includes shares held by a "rabbi trust" in connection with either the Katy Industries, Inc. Supplemental Retirement and Deferral Plan or the Directors' Deferred Compensation Plan:

      Robert M. Baratta                                              3,948
      Roger G. Engle                                                 1,690
      Larry D. Hudson                                                1,001
      Arthur R. Miller                                              17,850
      Stephen P. Nicholson                                           8,640

      (6) John Prann, Arthur Miller and Stephen Nicholson are former executive officers of the Company. Each terminated employment with Katy during 2001. Information on their direct stock holdings was taken from their most recently filed Form 4 or Form 5.

      (7) Christopher Lacovara, Samuel P. Frieder, Christopher Anderson, James
A. Kohlberg and C. Michael Jacobi have membership interests in Kohlberg Management IV, L.L.C., a Delaware limited liability company ("KMIV"). KMIV is the general partner of several entities with ownership interests in KKTY Holding Company, which purchased 700,000 shares of convertible preferred stock during 2001 as a part of the recapitalization of Katy. The 700,000 shares are convertible to 11,666,666 shares of common stock upon the occurrence of certain events. Through April 5, 2002, the accrued and unpaid paid-in-kind (PIK) stock dividends on the shares of convertible preferred stock held by KKTY Holding Company equal 71,342 shares of convertible preferred stock, which would be convertible into 1,189,043 shares of common stock. Each of these persons disclaims beneficial ownership of these securities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16 of the Exchange Act, Katy's directors, executive officers and persons beneficially owning more than 10% of the shares must file reports of ownership and changes in ownership with the SEC, and copies of these reports with the New York Stock Exchange and Katy. Based solely on reviewing copies of the Section 16 reports, Katy believes that, during its fiscal year ended December 31, 2001, its directors, executive officers and greater than 10% beneficial owners complied with their Section 16 filing requirements, with the following exceptions. Roger G. Engle reported in 2002 that he surrendered 54,200 options during 2001, and Larry D. Hudson reported in 2002 that he surrendered 49,000 options during 2001 (see note (8) under Executive Compensation). Also, Robert M. Baratta, Wallace E. Carroll, Jr., Roger G.

Engle and Larry Hudson reported during 2002 that during 2001 they acquired 24, 26, 10 and 6 shares, respectively. These small acquisitions were the net increase (primarily as a result of dividend reinvestments) in shares held for their benefit in a "rabbi trust" in connection with either the Katy Industries, Inc. Supplemental Retirement and Deferral Plan or the Directors' Deferred Compensation Plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table shows, for the years ending December 31, 2001, 2000, and 1999, the cash compensation paid by Katy and its subsidiaries (and certain other compensation paid or accrued for those years) to three individuals who served as Katy's Chief Executive Officer ("CEO") during 2001, the four other most highly compensated executive officers for the year ended December 31, 2001, and two former executive officers whose employment terminated prior to December 31, 2001, and would have been included in the group of four had they been employees at December 31, 2001 (the "Named Executive Officers").

                                                                          Other           Restricted      Securities
Name and                                                                  Annual            Stock         Underlying     All Other
Principal Position                  Year     Salary         Bonus     Compensation(5)      Award(6)         Options     Compensation
------------------                  ----     ------         -----     ---------------     -----------     -----------   ------------
C. Michael Jacobi                   2001     $250,061     $     --      $  7,398           $     --        1,050,000     $       --
   President, Chief                 2000           --           --            --                 --               --             --
   Executive Officer(1)             1999           --           --            --                 --               --             --

Robert M. Baratta                   2001     $240,866     $     --      $ 12,108           $     --               --     $       --
   Former President and             2000      212,500           --        17,368                 --            8,000             --
   Chief Executive                  1999      167,500           --        28,765                 --            2,000             --
   Officer(1)

John R. Prann, Jr
  Former President                  2001     $ 70,756     $     --      $  1,560           $     --               --     $1,366,315
  and Chief                         2000      525,000           --        15,234                 --               --             --
  Executive Officer                 1999      525,000           --        51,411            162,000               --             --
  (1)(7)(8)

Roger G. Engle                      2001     $283,173     $     --      $  4,568           $     --               --     $  213,750
   Chief Information                2000      285,000           --       136,421                 --               --             --
   Officer and Vice                 1999      285,000           --        21,969             54,000               --             --
   President

Larry D. Hudson                     2001     $232,034     $     --      $  9,244           $     --               --     $  153,750
   Vice President,                  2000      173,133           --         8,795                 --               --             --
   Operations(2)                    1999      175,000           --        21,834                 --               --             --

Amir Rosenthal                      2001     $ 81,731     $ 75,000      $  3,322           $     --          200,000     $       --
   Vice President,                  2000           --           --            --                 --               --             --
   Chief Financial                  1999           --           --            --                 --               --             --
   Officer, General
   Counsel and
   Secretary(4)

                                                                          Other           Restricted      Securities
Name and                                                                  Annual            Stock         Underlying     All Other
Principal Position                  Year     Salary         Bonus     Compensation(5)      Award(6)         Options     Compensation
------------------                  ----     ------         -----     ---------------     -----------     -----------   ------------
David C. Cooksey
   Corporate Director               2001     $142,611     $     --      $  4,351           $     --           30,000     $   26,120
   - Internal Financial             2000      130,492           --           838                 --               --             --
   Reporting and                    1999      124,654       29,735         1,054                 --               --             --
   Assistant Treasurer

Arthur R. Miller                    2001     $284,870     $     --      $  4,612           $     --               --     $1,244,544
   Former Executive                 2000      360,000           --         8,424                 --               --             --
   Vice President,                  1999      360,000           --        35,497            108,000               --             --
   Corporate
   Development,
   Secretary and
   General Counsel(3)(7)

Stephen P. Nicholson                2001     $265,926     $     --      $  8,064           $     --               --     $  804,067
   Former Vice                      2000      230,000           --         8,890                 --           15,000             --
   President, Finance               1999      230,000           --        25,085             54,000           10,000             --
   and Chief Financial
   Officer(3)(7)

(1) John R. Prann, Jr. resigned as President and Chief Executive Officer of Katy effective February 19, 2001. Effective February 19, 2001, Robert M. Baratta was appointed to this role by the Board of Directors. With the consummation of the recapitalization on June 28, 2001, Mr. Baratta resigned the position, and C. Michael Jacobi became President and Chief Executive Officer.

(2) Larry D. Hudson resigned as Vice President of Operations effective March 31, 2002. Mr. Hudson is still an employee of Katy, working primarily on special projects at the direction of senior management.

(3) Arthur Miller terminated his employment with Katy on September 28, 2001, and Stephen Nicholson terminated his employment with Katy on November 30, 2001.

(4) Amir Rosenthal received a $75,000 sign-on bonus upon the commencement of his employment with Katy on September 1, 2001.

(5) The 2001, 2000 and 1999 figures include employer contributions to the Named Executive Officers' 401(k) retirement accounts, and non-cash compensation consisting of personal use of corporate automobiles and group term life insurance. The 1999 figures also include the dollar value set aside for each Named Executive Officer under the Katy Industries, Inc. Supplemental Retirement and Deferred Plan. The 2000 figures include reimbursements to Roger G. Engle for the expenses incurred during 2000 in connection with his move to Chicago, Illinois. The 2001 figures include reimbursements to Larry D. Hudson for expenses incurred during 2001 in connection with his move to St. Louis, Missouri.

The 2001 figures include the following amounts:

                                                 Group Term Life
                              Auto Allowance       Insurance        401(k) Match
                              --------------       ---------        ------------

C. Michael Jacobi                 $ 6,000            $1,398            $   --
Robert M. Baratta                  10,264                --             1,844
John R. Prann, Jr                     779               135               646
Roger G. Engle                      3,326             1,242                --
Larry D. Hudson                        --               810             2,625
Amir Rosenthal                      3,200               122               481
David C. Cooksey                    3,000               651               700
Arthur R. Miller                    1,389               608             2,625
Stephen P. Nicholson                4,696               743             2,625

(6) The number and value of the Named Executive Officers' aggregated restricted stock holdings at the end of the fiscal year, priced at Katy's closing stock price at December 31, 2001, were:

         Robert M. Baratta          2,000 non-vested shares valued at $5,840
         Roger G. Engle             1,500 non-vested shares valued at $5,130
         Larry D. Hudson            1,125 non-vested shares valued at $3,848
         David C. Cooksey           150 non-vested shares valued at $513
         Arthur R. Miller           3,000 non-vested shares valued at $10,260
         Stephen P. Nicholson       1,500 non-vested shares valued at $5,130

The values of awards of restricted stock granted during 1999 were calculated at Katy's closing stock price on the dates of grant as set forth in the following table:

                        Number of Shares    Katy's Stock Price on
                            Granted            the Grant Date        Grant Date
                            -------            --------------        ----------

Robert M. Baratta            1,000                  $9.875            12/10/99

                             3,000                   9.672            02/26/00
Roger G. Engle               2,000                 $17.125            01/08/99
                             2,000                   9.875            12/10/99

Larry D. Hudson              1,500                 $17.125            01/08/99

                             1,500                   9.875            12/10/99

David C. Cooksey              200                  $17.125            01/08/99
                              200                    9.875            12/10/99


Arthur R. Miller             4,000                 $17.125            01/08/99
                             4,000                   9.875            12/10/99

Stephen P. Nicholson         2,000                 $17.125            01/08/99
                             2,000                   9.875            12/10/99

      Awards of restricted stock granted on January 8, 1999 generally vest in 25% increments on January 8 of 1999, 2000, 2001 and 2002. Awards of restricted stock granted on December 10, 1999 generally vest in 25% increments on January 3 in each of 2000, 2001, 2002 and 2003. Awards of restricted stock granted on February 26, 2000 generally vest in 25% increments on

February 26 in each of 2000, 2001, 2002 and 2003. Dividends will be paid on the restricted stock granted during 1999.

(7) As a result of their terminations of employment, options previously held by John R. Prann, Jr. and Arthur R. Miller were canceled during 2001. Options held by Stephen P. Nicholson were still outstanding at December 31, 2001 (as a result of a 30 business day waiting period after termination before cancellation), but have since been canceled without exercise.

(8) John R. Prann, Jr. received separation payments as a result of his termination of employment during 2001. These payments were equal to two years salary plus accrued vacation. In addition, Katy agreed to pay Mr. Prann's account balances in 1) the Prior Service Retirement Plan (Frozen Plan) portion of the Supplemental Retirement Plan, which was $46,475; and 2) his balance in the basic Supplemental Retirement Plan (excluding amounts deferred under Katy's Prior Service Retirement Plan (Frozen Plan)), which was $234,158. The second amount was invested solely in Katy stock, and the payment to Mr. Prann was calculated based on the price of Katy's common stock at the close of business on February 16, 2001, and was made in a single lump sum cash payment on January 2, 2002.

      Roger G. Engle and Larry D. Hudson received payments related to the completion of the recapitalization, which were made through a special agreement with Katy. Those payments were based on 75% of base salary levels in December, 2000. Mr. Engle and Mr. Hudson surrendered their outstanding stock options as a result of the payment. David C. Cooksey received a success bonus related to the completion of the recapitalization, equal to 25% of his base salary in December, 2000.

      Arthur R. Miller and Stephen P. Nicholson received separation payments as a result of their terminations from Katy through employment agreements which reflected many of the features outlined in the Compensation and Benefits Assurance Program in the event a change in control occurred. Mr. Miller received payments equaling three years salary, a prorated 50% bonus, payments equal to three years of 401(k) match, accrued vacation, and outplacement services. Mr. Nicholson received payments equaling two years salary, a prorated 40% bonus, payments equal to two years of 401(k) match, accrued vacation and outplacement services.

Option Grant Table

      The following table shows information on grants of stock options during 2001 to the Named Executive Officers.

                             Number of        % of Total
                             Securities       Options                                        Potential Realized Value
                             Underlying       Granted to       Exercise                          at Assumed Annual
                             Options          Employees        Or Base        Expiration       Rates Stock of Price
Name                         Granted(1)       During 2000      Price          Date                 Appreciation(2)
--------------------         ---------        ------------     --------       ----------     -------------------------
                                                                                                  5%            10%
                                                                                                  --            ---
C. Michael Jacobi            1,050,000           73.7%          $4.20         06/28/11        $699,160     $1,477,490

Amir Rosenthal                 200,000           14.0%          $3.90         09/01/11        $123,672     $  261,327

David C. Cooksey                30,000            2.1%          $3.40         10/01/11        $  16,171    $   34,173

(1) Options that were granted vest nine years from the date of grant (assuming continued employment). However, options may vest earlier if certain performance measures are met, at a rate of one-third each calendar year.

(2) These columns show the hypothetical value of the options granted at the end of the option term if the price of the Katy common stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of the Katy common stock.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

      The following table shows the value of in-the-money options at December 31, 2001. No options were exercised in 2001.

                                                   Aggregate Fiscal Year-End Option Value
                                  ----------------------------------------------------------------

                                      Number of Securities
                                     Underlying Unexercised          Value of In-the-Money Options
                                      Options at Year End                    at Year End
                                  ----------------------------      ------------------------------

                                  Exercisable    Unexercisable      Exercisable      Unexercisable
                                  -----------    -------------      -----------      -------------
Name

C. Michael Jacobi                        --        1,050,000            $  0              $  0

Robert M. Baratta                    34,500            7,000               0                 0

Amir Rosenthal                           --          200,000               0                 0

David C. Cooksey                         --           30,000               0                 0

Stephen P. Nicholson                 18,500           16,250               0                 0

TERMINATION OF EMPLOYMENT, CHANGE OF CONTROL AND OTHER ARRANGEMENTS

Chief Executive Officer

      On June 28, 2001, C. Michael Jacobi entered into an employment agreement with Katy. The contract states that if Mr. Jacobi is terminated other than for cause, Katy will continue to pay his base salary for (i) one year, if such termination occurs other than as a result of a Change in Control, or (ii) two years, if such termination is a result of or within the six month period following a Change in Control.

      For purposes of this agreement, "Change in Control" means (i) a sale of 100% of Katy's outstanding capital stock, (ii) a sale of all or substantially all of Katy's operating subsidiaries or assets or (iii) a transaction or transactions in which any third party acquires Katy stock in an amount greater than that held by KKTY Holding Company and in which KKTY Holding Company relinquishes its right to nominate a majority of the candidates for election to the Board.

Compensation and Benefits Assurance Program

      On January 17, 1996, the Board of Directors adopted and approved a compensation and benefits assurance program (the "Program") for Katy's key officers to ensure that Katy retains personnel having particular experience with and knowledge of Katy's business and affairs. As of December 31, 2001, Roger G. Engle and Larry D. Hudson were participants in this program. The program provides for certain severance benefits following: (a) an involuntary termination without "cause" (as defined under the Program) in the two years after a "Change in Control" (as defined below) of Katy; or (b) a deemed constructive termination in the two years after a "Change in Control" of Katy.

      Severance benefits include: (i) two years of base salary, (ii) a lump sum payment of annual bonuses; (iii) continuation of health care benefits; (iv) matching contributions under Katy's 401(k) savings plan (two years); (v) advancement of legal fees incurred in enforcing rights under the Program; (vi) out-placement assistance; and (vii) a "gross-up" payment for any excise tax payments due by the officer as a result of receiving these severance benefits. In the event of a "Change of Control," Katy is required to establish and fund a "rabbi trust" in an amount equal to the sum of the above severance benefits (not including health care benefit costs and outplacement assistance).

      A "Change in Control" is generally defined as: (i) any person (except persons in control on the effective date) becoming the beneficial owner of Katy securities with at least 30% of the combined voting power of Katy's then outstanding shares; (ii) during any period of two consecutive years, individuals who, at the beginning of that period constitute the Board (including any new director, whose election by Katy's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office at the beginning of the period or whose election or nomination for election was so approved), ceasing to constitute a majority of the Board; or (iii) Katy's stockholders approving a plan of liquidation, an agreement to dispose of substantially all Katy's assets, or a merger, consolidation, or reorganization of Katy, other than a merger, consolidation, or reorganization that would result in the voting securities of Katy outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Katy (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

DIRECTORS' COMPENSATION

      For 2001, directors who were not employed by Katy or its subsidiaries received: (i) an annual retainer of $9,000 ($15,000 for the Chairman of the Board); (ii) options to acquire 2,000 shares under the Directors Stock Option Plan (see below); (iii) a stock grant of 500 shares for service on the Board of Directors; and (iv) up to $2,000 for attending each meeting of the Board or a Board committee. Class II directors (those directors appointed by KKTY Holding Company) and those directors that are also officers do not receive compensation for their service on the Board of Directors. For 2002, it is expected that directors will receive the same compensation.

      Under the Katy Industries, Inc. Non-Employee Director Stock Option Plan (the "Directors' Stock Option Plan"), each non-employee director receives on the date immediately following the annual meeting an annual grant of options to acquire 2,000 shares of Katy common stock. The exercise price is the fair market value on the date of grant. The director may exercise these options at any time during the ten years from the date of grant.

      Directors may also participate in the Directors' Deferred Compensation Plan which became effective June 1, 1995 (the "Directors' Deferred Compensation Plan"). Under this Plan, a director may defer directors' fees, retainers and other compensation paid for services as a director until the later of the director's attainment of age 62 or ceasing to be a director. Each director has 30 days before the beginning of a Plan Year (as defined in the Directors' Deferred Compensation Plan) in which to elect to participate in the Directors' Deferred Compensation Plan. Directors may invest these amounts in one or more investment alternatives offered by Katy. Directors may elect to receive distributions of deferred amounts in a lump sum or five annual installments.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Compensation Committee") presents the following executive compensation report for fiscal 2001:

      The Compensation Committee consists of Christopher Lacovara (Chairman) and Christopher Anderson. The Committee makes decisions on executive officer compensation and reports its decisions to the Board. It also seeks the Board's approval on the Chief Executive Officer's compensation. The following summarizes the compensation practice and philosophy that was in effect at Katy for the fiscal year ended December 31, 2001. Modifications to such philosophy have been, and may continue to be, made.

Compensation Philosophy

      Katy's compensation program aims to align executive officers' economic interests with those of stockholders (including Katy's financial objectives and market performance). The Compensation Committee seeks to adjust compensation levels (through competitive base salaries and bonus payments) based on individual and Katy performance. It reviews the executive compensation program annually in view of Katy's annual strategic and financial objectives and performance.

Compensation Program Components

      Annual compensation for Katy's Chief Executive Officer and other executive officers (including the Named Executive Officers) consists of two cash compensation components: base salary and annual cash bonuses. A third component, stock options, is used for executive retention, to attract new key people, and to align the long-term interests of eligible executives with those of stockholders.

      Salary and bonus levels reflect job responsibility, Compensation Committee judgments of individual effort and performance, and Katy's financial and market performance (in light of the competitive environment in which Katy operates). Annual cash compensation is also influenced by comparable companies' compensation practices so that Katy remains reasonably competitive in the market. While competitive pay practices are important, the Compensation Committee believes that the most important considerations are individual merit and Katy's financial and market performance. In considering Katy's financial and market performance, the Compensation Committee reviews, among other things, net income, cash flow, working capital and revenues and share price performance relative to comparable companies and historical performance.

      The annual bonus plan compensates employees based on target bonus opportunities established by the Compensation Committee stated as a percentage of annual base salary for recommended key employees each year (including the Chief Executive Officer and the other Named Executive Officers). An employee achieves the target bonus opportunity if he or she meets 100% of pre-established performance goals. A higher or lower bonus is earned if performance exceeds or falls short of the target levels. For 2001, the performance goals were not satisfied and, therefore, no bonuses were earned by the Chief Executive Officer of any of the Named Executive Officers. However, employees at certain subsidiaries received bonuses based on the operating performance at their divisions. It should be noted that various components of the annual bonus plan have been re-examined and re-worked given that both the Chief Executive Officer and Compensation Committee members were new to Katy as of 2001.

      The Supplemental Retirement and Deferral Plan (the "Supplemental Deferral Plan"), among other things, allows participants to voluntarily defer up to 100% of their annual bonus and up to 50% of their base salary until retirement or termination of his or her employment. The Supplemental Deferral Plan allows Katy to make a profit sharing allocation to participants' accounts of, in aggregate, 2% of adjusted pre-tax income, as determined by the Compensation Committee. For 2001, Katy did not make an allocation under the Supplemental Deferral Plan. Katy invests voluntary deferrals and profit sharing allocations at the employee's election in several investment alternatives offered by Katy. The profit-sharing allocation has been discontinued as of January 1, 2002.

      The third compensation component is a stock option program. Under Katy's current stock option program, the Board may provide compensation in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units or shares, and other incentive awards including cash bonuses, contingent on Katy's share price reaching certain goals specified under the stock option program. The Compensation Committee believes that the stock option program optimizes Katy's growth and profitability through incentives to employees which are consistent with Katy's goals and which link employees' personal interests to those of the stockholders. The stock option program is also intended to give Katy flexibility to attract, motivate, and retain the services of employees and other individuals who contribute to its success. During 2001, 1,425,000 stock options were granted.

Chief Executive Officer Compensation

      C. Michael Jacobi became President and Chief Executive Officer in June 2001. Mr. Jacobi's salary for 2001, which is $500,000 on an annual basis, was based upon his experience, qualifications and responsibilities. During 2001, Mr. Jacobi also received a grant of 1,050,000 stock options.

Summary

      The Compensation Committee believes that the total compensation program for executive officers is appropriately related to individual performance and Katy's performance (including Katy's financial results and stockholder value). The Compensation Committee monitors the executive compensation of comparable companies and believes that Katy's compensation program is competitive and provides appropriate incentives for Katy's executive officers to work towards continued improvement in Katy's overall performance.

      Compensation Committee of the Board of Directors

            Christopher Lacovara, Chairman
            Christopher Anderson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2001, Katy paid Kohlberg & Co. $250,000 for ongoing management advisory services. Katy expects to pay $500,000 per year for these services, as outlined in the Recapitalization Agreement of June 2, 2001. William F. Andrews, Chairman of the Board, is a consultant, or "Operating Principal," with Kohlberg & Co.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors met 28 times during 2001. With the exception of William Andrews, each director in office at the time of such meeting attended at least 75% of the Board meetings and the meetings of the Board committees of which he is a member. Mr. Andrews did not attend a majority of the Board meetings during 2001 because the primary subject of these Board meetings was the evaluation of the proposed (at that time) recapitalization negotiated by certain affiliates of Kohlberg & Co. Since Mr. Andrews is an Operating Principal of Kohlberg & Co., he did not attend those meetings as a result of the potential conflict of interest. Since the recapitalization was completed on June 28, 2001, Mr. Andrews has attended all Board meetings.

      Katy's bylaws provide for an Executive Committee to which the Board of Directors has assigned all powers delegable by law. The Executive Committee met informally through numerous telephone conferences at intervals between meetings of the full Board of Directors, and acted by unanimous consent without formal meetings. The Executive Committee consists of Christopher Lacovara, Christopher Anderson and C. Michael Jacobi. Prior to June 28, 2001, the Executive Committee consisted of Wallace Carroll, Jr., Arthur R. Miller, Robert M. Baratta, Charles Sahlman, and Jacob Saliba. John R. Prann, Jr. was a member of the Executive Committee prior to his resignation as Chief Executive Officer and director in February 2001.

      The Board of Directors also has an Audit Committee and a Compensation Committee. The Audit Committee consists of Daniel B. Carroll (Chairman), Christopher Lacovara and William F. Andrews. Prior to June 28, 2001, the Audit Committee consisted of Daniel B. Carroll (Chairman), Wallace E. Carroll, Jr., and Jacob Saliba. This Committee met four times during 2001, and held several telephone conferences during 2001. The Audit Committee reviews the results of the annual audit with Katy's independent auditors, reviews the scope and adequacy of

Katy's internal auditing procedures and its system of internal controls, reviews Katy's financial statements and related financial issues with management and the independent auditors, and reports its findings and recommendations to the Board of Directors.

      The Compensation Committee consists of Christopher Lacovara (Chairman) and Christopher Anderson. Prior to June 28, 2001, the Compensation Committee consisted of Charles Sahlman (Chairman), Jacob Saliba and Daniel B. Carroll. This Committee, which reviews current and deferred compensation for Katy officers and for some officers and key employees of its subsidiaries, held two meetings, and met informally throughout the year. It makes decisions on executive officer compensation and reports its decisions to the Board of Directors. It also seeks the Board's approval on the Chief Executive Officer's compensation.

      The entire Board of Directors considers and selects nominees for directors. It does not have a separate nominating committee. On January 17, 1996, the Board adopted an advance notice bylaw provision requiring stockholder nominations for directors to be received by Katy not less than 50 days or more than 90 days before the annual meeting.

AUDIT COMMITTEE REPORT

      The following report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference therein.

      The Audit Committee acts pursuant to a charter adopted by the Board of Directors. As set forth in more detail in the charter, the Audit Committee's primary responsibilities are focused in four broad categories:

      1. Recommend to the Board of Directors the appointment of independent auditors;

      2. Consult with management or independent auditors regarding the audit scope and the audit plan;

      3.    Review and approve company financial statements; and

      4. Review with management and independent auditors the adequacy of internal controls.

      Each of the Audit Committee members qualifies as an "independent" director under the current listing standards of the New York Stock Exchange (referred to as the NYSE), except that Mr. Lacovara may not be considered independent because he is on the Board of Managers of KKTY Holding Company, which owns all of our outstanding Convertible Preferred Stock and he therefore may be deemed to have a "business relationship" under NYSE listing standards. The Board of Directors has determined that it is nevertheless in the best interest of the Company and its stockholders for Mr. Lacovara to serve on the Audit Committee notwithstanding his relationship, as permitted by NYSE rules, because of his extensive knowledge of financial matters generally, his significant experience with Katy and his past service on the board of directors and audit committees of other companies.

      The Audit Committee has reviewed and discussed the audited financial statements for the year ending 2001 with management and our independent auditors, and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61

(Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditors' independence from Katy and our management. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Katy's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

      Audit Committee of the Board of Directors

            Daniel B. Carroll (Chairman)
            Christopher Lacovara
            William F. Andrews

ADDITIONAL INFORMATION REGARDING INDEPENDENT AUDITORS

      Arthur Andersen LLP, independent public accountants, audited the accounts of the Company for 2001 and has audited the accounts of the Company since 1998. As of the date of this Proxy Statement, an independent auditor has not been appointed for 2002 as the Audit Committee continues to monitor events regarding the future of Arthur Andersen LLP. A representative from of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement and respond to appropriate questions.

      Audit Fees

      Fees billed to the Company by Arthur Andersen LLP for the year 2001 for professional services rendered for the audit of the Company's annual financial statements for 2001 and the review of the financial statements included in its quarterly reports during 2001 were $444,000.

      All Other Fees

      Fees billed to the Company by Arthur Andersen LLP for professional services rendered during 2001 for all other services were $116,000, including employee benefit plan audits of $99,000 and tax advisory services of $17,000. In addition, the Company paid a fee of $132,000 to Arthur Andersen LLP for work they performed on behalf of KKTY Holding Company during the due diligence process leading up to the recapitalization. This work was performed by an office of Arthur Andersen LLP separate and distinct from the office performing the audit of the annual financial statements. There were no fees billed for work related to financial systems design and implementation.

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the yearly percentage change in the cumulative total stockholder return on the shares of Katy common stock with the cumulative total return of the Russell 2000 and the cumulative total return of the S&P Manufacturing Diversified for the fiscal years ending December 31, 1996 through 2001. The graph below assumes $100 invested, including reinvestment of dividends, on December 31, 1996.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG KATY INDUSTRIES, INC., THE RUSSELL 2000 INDEX
                 AND THE S&P MANUFACTURING (DIVERSIFIED) INDEX

   [THE FOLLOWING TABLE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                           Cumulative Total Return
                                         --------------------------------------------------------------
                                          12/96       12/97      12/98     12/99      12/00      12/01
Katy Industries, Inc.                    100.00      143.07      125.42     63.61      45.45      25.91
Russell 2000                             100.00      122.36      119.25    144.60     140.23     143.71
S&P Manufacturing (Diversified)          100.00      119.08      138.02    169.97     201.98     198.95

* $100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

                PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

      In order to be considered for inclusion in Katy's proxy materials for the 2003 annual meeting of stockholders, any stockholder proposal must be addressed to Katy Industries, Inc., 765 Straits Turnpike, Middlebury, Connecticut 06762,
Attention: Secretary, and must be received no later than December 21, 2002.

      If proposals are not received in time to be included in the proxy materials, Katy's bylaws set forth additional requirements and procedures regarding the submission of stockholder proposals for consideration at an annual meeting of stockholders. A stockholder proposal or nomination intended to be brought before the 2003 annual meeting must be received by the Secretary in writing not less than 50 days or more than 90 days prior to the 2003 annual meeting. A nomination or proposal that does not comply with such requirements and procedures will be disregarded.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the meeting other than the proposals noted in the Proxy Statement. However, if other matters come before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment. On January 17, 1996, Katy's Board of Directors adopted an advance notice bylaw provision requiring that stockholder proposals to be made at any annual meeting be received by Katy not less than 50 days nor more than 90 days prior to the annual meeting. No such stockholder proposals were received for the 2002 annual meeting.

                                    FORM 10-K

      Upon written request to our corporate office at 765 Straits Turnpike, Middlebury, Connecticut 06762, stockholders will be furnished without charge a copy of our Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto for the most recent fiscal year.

Middlebury, Connecticut
April 30, 2002

                                                                         ANNEX A

                      PROPOSED CERTIFICATE OF AMENDMENT TO

                    THE RESTATED CERTIFICATE OF INCORPORATION

                            OF KATY INDUSTRIES, INC.

      KATY INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation at a meeting on April 9, 2002 adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate of Incorporation") declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the next annual meeting of stockholders. The resolution setting forth the proposed amendment to the Restated Certificate of Incorporation is as follows:

      RESOLVED, that Article Fourth, Section 4, of the Restated Certificate of Incorporation shall be deleted and amended in its entirety to read as follows:

      4. Liquidation Preference.

      (a) In the event of any Liquidation, holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation, prior to and in preference of any distribution or payment upon the Common Stock, an amount in cash per share of Preferred Stock equal to the greater of (i) the par value thereof or (ii) the amount that would be payable on the Common Stock into which such share of Preferred Stock (together with any unpaid dividends) is convertible if such share of Preferred Stock (together with any unpaid dividends) were converted in accordance with this Article 4, Section 6 immediately prior to such distribution. If, upon the occurrence of a Liquidation, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment in full of the par value thereof for each share of Preferred Stock, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to their respective ownership of shares of Preferred Stock.

      (b) Written notice of such Liquidation stating a payment date and the place where payment in respect of Liquidation shall be payable, shall be given by mail, postage prepaid, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

      SECOND: That thereafter, pursuant to resolutions of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the number of shares necessary to authorize said amendment were voted in favor of said amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its officer thereunto duly authorized this 30th day of May, 2002.

      By: ________________________

      Name:

      Title:

      Attest:

      By: ________________________

      Name:

      Title:

                                                                         ANNEX B

                              KATY INDUSTRIES, INC.
                            2002 STOCK INCENTIVE PLAN

                              KATY INDUSTRIES, INC.
                            2002 STOCK INCENTIVE PLAN

                            ARTICLE I. - DEFINITIONS

1.01 - ACCELERATION DATE

      means the earlier of (i) the date that the Board approves a transaction or series of transactions that, if consummated, would result in a Change in Control or (ii) the date that an agreement is entered into with respect to a transaction or series of transactions that, if consummated, would result in a Change in Control.

1.02 - ADMINISTRATOR

      means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03 - AWARD

      means an Option or Restricted Stock awarded under the Plan.

1.04 - BOARD

      means the Board of Directors of the Company.

1.05 - CAUSE

      has the same definition as under any employment or service agreement between the Company or any Subsidiary and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means (i) the Participant's willful and repeated failure to comply with the lawful directives of the Board, the Board of Directors of any Subsidiary or any supervisory personnel of the Participant, (ii) any criminal act or act of dishonesty or willful or gross misconduct by the Participant that has a material adverse affect on the property, operations, business or reputation of the Company or any Subsidiary, (iii) the material breach by the Participant of the terms of any confidentiality, noncompetition, nonsolicitation, employment or service agreement that the Participant has with the Company or any Subsidiary, (iv) acts by the Participant of willful malfeasance or gross negligence in a matter of material importance to the Company or any Subsidiary or a deliberate breach of any fiduciary duty the Participant owes the Company or any Subsidiary, or (v) the continued failure of the Participant to perform substantially his or her duties with the Company or any Subsidiary, but only if such non-performance can be cured, the Company or any Subsidiary delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Company or Subsidiary believes that the Participant has not substantially performed his or her duties and the Participant then fails to substantially cure such non-performance within thirty (30) days of such written demand. For purposes of the Plan, in no event shall any termination of employment or service be deemed for Cause unless the Company's Chief Executive Officer concludes that the situation warrants a determination that the Participant's employment or service terminated for Cause; in the case of the Chief Executive Officer, any determination that the Chief Executive Officer's employment terminated for Cause shall be made by the Board acting without the Chief Executive Officer.

1.06 - CHANGE IN CONTROL

      means, except as described below, the occurrence of any of the following:
(i)(a) the Company consolidates with, or merges with or into, another Person,
(b) there is a merger, reorganization, consolidation, share exchange or other transaction involving the Voting Stock of the Company, (c) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company to any Person, (d) any Person consolidates with, or merges with or into, the Company, or (e) any similar event, where with respect to each of the events described in (a) through (e) the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property or continues as the Voting Stock of the surviving or transferee Person, except that none of the foregoing events will constitute a Change in Control unless any Person or Persons acting in concert (and their Related Entities), other than KKTY Holding Company, L.L.C. and its Related Entities, beneficially own Voting Stock of the Company representing, directly or indirectly, more Voting Stock than KKTY Holding Company, L.L.C. and its Related Entities collectively own and have the right to acquire on conversion of any Preferred Stock, or (ii) any transaction that results in any Person or Persons acting in concert (and their Related Entities), other than KKTY Holding Company, L.L.C. and its Related Entities, beneficially owning Voting Stock of the Company representing, directly or indirectly, more Voting Stock than KKTY Holding Company, L.L.C. and its Related Entities own and have the right to acquire on conversion of any Preferred Stock, or (iii) any transaction or other event that results in KKTY Holding Company, L.L.C. and its Related Entities collectively owning and having the right to acquire on conversion of any Preferred Stock less than 51 percent of the voting power of the Voting Stock of the Company, or (iv) the approval by the holders of Voting Stock of the Company of any plan or proposal for liquidation or dissolution of the Company or (v) the consummation of any other transaction that a majority of the Board, in its sole and absolute discretion, determines constitutes a Change in Control for purposes of this Plan. Notwithstanding any other provision of this Plan, the conversion of the Preferred Stock KKTY Holding Company, L.L.C. or any of its Related Entities own into shares of the Voting Stock of the Company shall not constitute a Change of Control.

1.07 - CODE

      means the Internal Revenue Code of 1986, as amended.

1.08 - COMMITTEE

      means the Compensation Committee of the Board, if the Board appoints one to administer the Plan, or the Board itself if no such Compensation Committee is appointed to administer the Plan. If such Compensation Committee is appointed, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more non-employee outside directors all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code.

1.09 - COMMON STOCK

      means the common stock, $1.00 par value per share, of the Company.

1.10 - COMPANY

      means Katy Industries, Inc.

1.11 - CONTROL CHANGE DATE

      means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

1.12 - EMPLOYEE

      means any person whom the Company or any Subsidiary employs under the rules of Section 3401(c) of the Code and the regulations thereunder.

1.13 - EXCHANGE ACT

      means the Securities Exchange Act of 1934, as amended.

1.14 - FAIR MARKET VALUE

      means, on any given date, the fair market value of a share of Common Stock as the Administrator in its discretion shall determine; provided, however, that the Administrator shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any stock exchange, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange as of the immediately preceding date, or if the shares of Common Stock are not traded on such stock exchange on such immediately preceding date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange, all as reported by such source as the Administrator shall select. The Fair Market Value that the Administrator determines shall be final, binding and conclusive on the Company, each Subsidiary and each Participant.

1.15 - INCENTIVE STOCK OPTION

      means an Option that is subject to Section 422 of the Code.

1.16 - INSIDER

      means an individual who is an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that are registered pursuant to Section 12 of the Exchange Act, as more fully described under Section 16 of the Exchange Act.

1.17 - NAMED EXECUTIVE OFFICER

      means a Participant who, as of the last day of a taxable year, is the chief executive officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the chief executive officer) or is otherwise one of the group of "covered employees", as defined in the Treasury Regulations promulgated under Section 162(m) of the Code.

1.18 - NONQUALIFIED STOCK OPTION

      means an Option that is not subject to Section 422 of the Code.

1.19 - OPTION

      means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in the Option Agreement that specifies the terms and conditions of the Option.

1.20 - OPTION AGREEMENT

      means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to the Participant.

1.21 - PARENT

      means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.22 - PARTICIPANT

      means an Employee, director, advisor or consultant of the Company or any Subsidiary who satisfies the requirements of Article IV and whom the Administrator selects to receive an Award.

1.23 - PERSON

      means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.24 - PLAN

      means this 2002 Katy Industries, Inc. Stock Incentive Plan.

1.25 - PREFERRED STOCK

      has the same meaning as under the Certificate of Incorporation of the Company.

1.26 - RELATED ENTITY

      means with respect to any Person any Person or entity that, directly or indirectly, through one or more intermediaries, controls such Person, is controlled by such Person or is under common control with that Person.

1.27 - RESTRICTED STOCK

      means Common Stock granted to a Participant under the Plan that is subject to the restrictions set forth in the Plan and the Restricted Stock Agreement that specifies the terms and conditions of the award of Restricted Stock.

1.28 - RESTRICTED STOCK AGREEMENT

      means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of any Restricted Stock granted to the Participant.

1.29 - SUBSIDIARY

      means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.30 - TEN PERCENT SHAREHOLDER

      means any individual who (considering the stock attribution rules described in Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Parent or any Subsidiary.

1.31 - VESTED

      means nonforfeitable and transferable within the meaning of Section 83 of the Code.

1.32 - VOTING STOCK

      with respect to any specified Person means any class or classes of stock of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the specified Person.

                              ARTICLE II - PURPOSES

      This Plan is intended to assist the Company and its Subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options and Restricted Stock. The proceeds the Company receives from the sale of Common Stock pursuant to any Participant's exercise of an Option or the sale of Restricted Stock shall be used for general corporate purposes.

                          ARTICLE III - ADMINISTRATION

      The Administrator shall have the complete authority to grant Awards on such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the Vesting or other forfeiture conditions imposed on any shares of Restricted Stock. The Administrator also shall administer the Plan. The Administrator shall have the complete authority to interpret all provisions of this Plan; to prescribe the form of Option Agreements and Restricted Stock Agreements; to accelerate the exercisability of an Option or the Vesting of shares of Restricted Stock as a result of a Change in Control or otherwise; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision or action of the Administrator in connection with the administration of this Plan shall be final, conclusive and binding on all persons. Neither the Administrator nor any member of the Committee shall be liable for any act done or not done in good faith with respect to this Plan, any Option Agreement or any Restricted Stock Agreement. The Company shall bear all expenses of administering this Plan. The Administrator may act only by decision of a majority of its members, except that the Administrator, in its discretion, may delegate to one or more officers of the Company or another committee of the Board, all or part of the Administrator's authority and duties with respect to grants of Awards to Participants. The Administrator may revoke or amend the terms of such delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan. Notwithstanding the two preceding sentences, the Administrator may not delegate its authority and duties with respect to an Award to a Participant who is an Insider or a Named Executive Officer. To the extent deemed necessary by the Board, (i) all Awards to an Insider shall be approved by the Board or by a Committee comprised of two or more non-employee directors within the meaning of Rule 16b-3 of the Exchange Act, unless such Awards will be held by the Participant at least six months after the date they are granted to such Participant and (ii) all Awards to a Named Executive Officer shall be approved by a Committee comprised solely of two or more outside directors within the meaning of Section 162(m) of the Code.

      Each person who is or shall have been a member of any Board or Committee acting as the Administrator or any delegate of such, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless.

                            ARTICLE IV - ELIGIBILITY

      Any Employee, director, advisor or consultant of the Company or any Subsidiary (including a corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to receive Awards if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Subsidiary.

                        ARTICLE V - STOCK SUBJECT TO PLAN

5.01 - SHARES ISSUED.

      On the exercise of an Option or on the grant of Restricted Stock, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs) shares of Common Stock from its authorized but unissued shares of Common Stock or from reacquired shares of Common Stock.

5.02 - AGGREGATE LIMITS.

      The maximum number of shares of Common Stock that may be issued under this Plan is 1,000,000 shares of Common Stock. The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Options is 1,000,000 shares of Common Stock. The maximum number of shares in each instance shall be subject to adjustments as provided in Article XI.

5.03 - INDIVIDUAL LIMITS.

      Subject to the other limitations set forth in this Plan, no individual may, in any calendar year, be granted Options covering more than 100,000 shares of Common Stock or aggregate Awards covering more than 100,000 shares of Common Stock. If an Award that a Participant holds is canceled, the canceled Award shall continue to be counted against the maximum number of shares of Common Stock for which similar Awards may be granted to the Participant in any calendar year and any replacement Awards granted to such Participant in replacement of the canceled Awards also shall count against such maximum limit. The maximum number of shares that may be granted in any calendar year to any individual shall be subject to adjustment as provided in Article XI.

5.04 - REALLOCATION OF SHARES.

      If an Option is terminated, in whole or in part, for any reason other than its exercise or if any Restricted Stock is canceled, expires or terminates without the Restricted Stock becoming Vested, the number of shares of Common Stock allocated to the Option or Restricted Stock or the terminated portion thereof may be reallocated to other Awards to be granted under this Plan, subject to the limits described above.

                        ARTICLE VI - TERMS AND CONDITIONS
                                 OF ALL OPTIONS

6.01 - GRANTS.

      In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options also must comply with the provisions of Article VII. The date an Option is granted shall be the date on which the Administrator has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of shares of Common Stock covered by the Option and has documented the grant of the Option in an Option Agreement. Each Option granted under the Plan shall be evidenced by an Option Agreement in such form and containing such terms, conditions and restrictions (not inconsistent with this Plan) as the Administrator shall determine.

6.02 - OPTION PRICE.

      The Administrator on the date of grant shall determine the price per share for Common Stock payable upon the exercise of an Option except that the price per share for Common Stock shall not be less than 75 percent of the Fair Market Value of a share of Common Stock on the date of grant of the Option. With respect to Options granted to Named Executive Officers, if and to the extent deemed necessary by the Administrator, the price per share for Common Stock shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option unless the exercisability of the Option with respect to shares of Common Stock for which the option price is less than such amount is subject to performance objectives that enable such Option to qualify as "performance-based compensation" under the Treasury Regulations promulgated under Section 162(m) of the Code.

6.03 - MAXIMUM OPTION PERIOD.

      The Administrator on the date of grant shall determine the maximum period in which an Option may be exercised, except that no Option shall be exercisable after the expiration of 10 years from the date such Option is granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04 - NONTRANSFERABILITY.

(a) Except as set forth in Section 6.04 (b) below, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer of an Option, the Option must be transferred in its entirety to the same person or persons or entity or entities. Except as set forth in Section 00 below, during the lifetime of the Participant to whom the Option is granted, only the Participant may exercise the Option. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

(b) Notwithstanding Section (a) above, if the Option Agreement so provides, an Option that is not an Incentive Stock Option may be transferred by the Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members, a partnership in which such family members are the only partners or a limited liability company (treated like a partnership for tax purposes) in which such family members are the only members on such terms and conditions as Rule 16b-3 of the Exchange Act as in effect from time to time may permit. Any such transfer will be permitted only if
(i) the Participant does not receive any consideration for the transfer and (ii) the transfer is expressly approved by the Administrator. The holder of such Option shall be bound by the same terms and conditions that governed the Option during the period the Participant held it; provided, however, that such transferee may not transfer such Option except by will or the laws of descent and distribution. Any such transfer shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Administrator on or prior to the effective date of the transfer.

6.05 - CHANGE IN CONTROL.

      Notwithstanding any provision of any Option Agreement, in the event of or in anticipation of a Change in Control, the Administrator in its discretion (i) may declare that some or all outstanding Options previously granted under the Plan shall terminate as of a date on or after an Acceleration Date or before or on the Control Change Date without any payment to the holder of the Option, provided the Administrator gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding Options at least 15 days before such termination date to the extent then exercisable or (ii) may terminate on or after an Acceleration Date or before or on the Control Change Date some or all outstanding Options previously granted under the Plan in consideration of payment to the holder of the Option, with respect to each share of Common Stock to which the Option is then exercisable, of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to the exercisable portion of the Option over the Option price. The payment described in (ii) above may be made in any manner the Administrator determines, including in cash, Voting Stock or other property. The Administrator in its discretion may take the actions described in (i) or (ii) above contingent on consummation of the Change in Control and with respect to some or all outstanding Options or on an Option-by-Option basis, which actions need not be uniform with respect to all outstanding Options. The preceding sentences to the contrary notwithstanding, the Options shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by a successor employer or its parent or subsidiary in connection with the Change in Control.

6.06 - EXERCISE.

      An Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine and as set forth in this Plan and the Option Agreement. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number of shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Option Agreement with respect to the remaining shares subject to the Option.

6.07 - PAYMENT.

      Unless the Option Agreement provides otherwise, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Option Agreement so provides, the Administrator in its discretion may permit a Participant to pay all or part of the Option price (i) by surrendering shares of Common Stock of the Company that the Participant has held for at least six months, (ii) by delivery of the full recourse, interest-bearing promissory note of the Participant, (iii) by a cashless exercise through a broker, (iv) by such other medium of payment as the Administrator, in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and other payments and the Fair Market Value of the Common Stock surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.08 - SHAREHOLDER RIGHTS.

      No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to an Option until the proper exercise of such Option, the payment of any applicable withholding taxes and the issuance to the Participant of the certificates representing the shares of Common Stock for which the Option is exercised. The Company may include on any certificates representing shares of Common Stock issued pursuant to an Option such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

6.09 - FORFEITURE PROVISIONS.

      Notwithstanding any other provisions of the Plan or any Option Agreement, all rights to any Common Stock that a Participant has regarding Options will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any

Option and the Option will not be exercisable for any number of shares of Common Stock (whether or not previously exercisable), on and after the time the Participant is discharged from employment or service with the Company or any Subsidiary for Cause.

                 ARTICLE VII- ADDITIONAL TERMS AND CONDITIONS OF
                             INCENTIVE STOCK OPTIONS

7.01 - EMPLOYEE STATUS.

      Notwithstanding any other provision of the Plan or any Option Agreement, the Administrator may only grant an Incentive Stock Option to an Employee of the Company or any Subsidiary.

7.02 - EXERCISE PRICE.

      Notwithstanding any other provision contained in the Plan or any Option Agreement, no Employee may receive an Incentive Stock Option under the Plan, unless the Option price for such Incentive Stock Option is at least 100 percent of the Fair Market Value on the date of grant of the Common Stock subject to such Incentive Stock Option.

7.03 - AGGREGATE EXERCISE LIMITS.

      The Administrator may not grant an Incentive Stock Option to the extent the aggregate Fair Market Value, determined at the time the Administrator grants the Incentive Stock Option, of shares of Common Stock with respect to which a Participant may exercise Incentive Stock Options for the first time during any calendar year under this Plan and any other plan of the Company (or any plan of any Parent or Subsidiary of the Company) exceeds $100,000. If the limitation is exceeded, the Incentive Stock Options that cause the limitation to be exceeded shall be treated as Nonqualified Stock Options.

7.04 - RESTRICTIONS ON TEN-PERCENT SHAREHOLDERS.

      No Employee may receive an Incentive Stock Option under the Plan if such Employee, at the time of grant, is a Ten Percent Shareholder, unless the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value on the date of grant of the Common Stock subject to such Incentive Stock Option and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

7.05 - VALIDITY OF OPTIONS.

      Options that are intended to be Incentive Stock Options but that do not comply with this Article VII shall be treated as Nonqualified Stock Options.

7.06 - NOTIFICATION UPON SALE.

      If the Participant sells or otherwise disposes of any shares of Common Stock acquired under an Incentive Stock Option before the expiration of the later of the two-year period beginning on the date of grant of the Incentive Stock Option or the one-year period beginning on the date that the Participant exercises the Incentive Stock Option with respect to such shares of Common Stock, the Participant shall give written notice to the Company of the sale or other disposition as soon as possible.

7.07 - NO LIABILITY OF COMPANY.

      The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option and granted hereunder does not qualify as an Incentive Stock Option.

                       ARTICLE VIII - TERMS AND CONDITIONS
                               OF RESTRICTED STOCK

8.01 - GRANTS.

      In accordance with the provisions of Article IV, the Administrator will designate each individual to whom Restricted Stock is to be granted and will specify the number of shares of Common Stock covered by such Award and the purchase price, if any, the Participant must pay for such shares. The date Restricted Stock is granted shall be the date on which the Administrator has approved the terms and conditions of the Restricted Stock grant, has determined the recipient of the Restricted Stock and the number of shares of Common Stock to which the Restricted Stock grant pertains, and has documented the grant of the Restricted Stock in a Restricted Stock Agreement. If the Participant must pay for an Award of Restricted Stock, the date of grant shall not be earlier than the date the Participant pays for the Award in accordance with Section
8.02. Restricted Stock acquired under the Plan shall be evidenced by a Restricted Stock Agreement in such form and containing such terms, conditions and restrictions (not inconsistent with this Plan) as the Administrator shall determine.

8.02 - PAYMENT.

      If the Participant must pay for an Award of Restricted Stock, unless the Restricted Stock Agreement provides otherwise, payment of the purchase price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Restricted Stock Agreement so provides, the Administrator in its discretion may permit a Participant to pay all or part of the purchase price by delivery of the full-recourse interest-bearing promissory note of the Participant.

8.03 - NONTRANSFERABILITY.

      Restricted Stock granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution, until it has become Vested in accordance with Section 8.04. No Restricted Stock grant or any right or interest of a Participant in any shares of Restricted Stock shall be liable for, or subject to, any lien, obligation or liability of such Participant.

8.04 - VESTING.

      Shares of Restricted Stock shall become Vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine and as set forth in the Restricted Stock Agreement. The grant of Restricted Stock must become Vested, if at all, within ten years from the date of grant. If and to the extent deemed necessary by the Administrator, shares of Restricted Stock granted to Named Executive Officers shall become Vested subject to performance objectives that enable such Restricted Stock to qualify as "performance-based compensation" under the Treasury Regulations promulgated under Section 162(m) of the Code. The grant of Restricted Stock can only become Vested during the Participant's lifetime in the hands of the Participant.

8.05 - CHANGE IN CONTROL.

      Notwithstanding any provision of any Restricted Stock Agreement, in the event of or in anticipation of a Change in Control, the Administrator in its discretion may terminate on or after an Acceleration Date or before or on the Control Change Date some or all outstanding shares of Restricted Stock that are not then Vested, with or without any payment therefor (as the Administrator in its discretion may provide), provided the Administrator gives prior written notice to the Participants of such termination. The Administrator in its discretion may take such action contingent on consummation of the Change in Control and with respect to some or all outstanding shares of Restricted Stock that are not then Vested. The preceding sentences to the contrary notwithstanding, the shares of Restricted Stock that are not then Vested shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by a successor employer or its parent or subsidiary in connection with the Change in Control.

8.06 - SHAREHOLDER RIGHTS.

      Prior to forfeiture in accordance with the applicable Restricted Stock Agreement and before the shares of Restricted Stock become Vested, the Participant will have all rights of a shareholder in the shares of Restricted Stock as provided under the Articles of Incorporation of the Company and applicable law, including without limitation the right to vote the shares and receive dividends and distributions thereon; provided, however, that during such period the Participant (i) may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing the shares of Restricted Stock until they become Vested and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each share of Restricted Stock.

8.07 - FORFEITURE PROVISIONS.

      Notwithstanding any other provision of the Plan or any Restricted Stock Agreement to the contrary, all rights to any Restricted Stock that a Participant has shall terminate as to shares of Restricted Stock that have not become Vested on and after the time the Participant is discharged from employment or service with the Company or any Subsidiary for Cause.

                  ARTICLE IX - ADDITIONAL TERMS AND CONDITIONS
                            APPLICABLE TO ALL AWARDS

9.1 - EMPLOYEE OR CONTRACTOR STATUS.

      In the event that the terms of any Award provide that it may be exercised or become Vested only during employment or service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of employment or service.

9.2 - PERFORMANCE OBJECTIVES.

      The Administrator may prescribe that an Option is exercisable or that Restricted Stock may become Vested only to the extent that certain performance objectives are obtained. Such performance objectives may be based on one or more of the Company's or any Subsidiary's or any division's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as the Administrator may define such term), (xiii) Fair Market Value of the Company or any Subsidiary or shares of Common Stock, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, (xxiii) peer group comparisons of any of the aforementioned performance objectives, (xxiv) earnings before interest, taxes, depreciation and amortization ("EBITDA," whether normalized or not, including or excluding unusual and extraordinary items and subject to such other variations as the Company may report to shareholders or creditors)or (xxv) except for Awards to Named Executive Officers, any other criteria that the Administrator determines. If the Administrator, on the grant of the Option or Restricted Stock, prescribes that the Option shall be exercisable or that the Restricted Stock shall become Vested only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the Option shall become exercisable or that the Restricted Stock shall become Vested only to the extent the Administrator certifies in writing that such performance objectives have been obtained.

9.3 - OTHER CONDITIONS.

      The Administrator, in its discretion, may, as a condition to the grant of an Award, require the Participant on or before the date of grant of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation or other similar agreement) with the Company or any Subsidiary, which shall become effective on the date of termination of employment or service of a Participant with the Company or any Subsidiary or any other date the Administrator may specify and shall contain such terms and conditions as the Administrator shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Subsidiary and such Participant and (iii) a shareholders or other agreement covering the Common Stock acquired or to be acquired pursuant to Awards granted under the Plan, which contains such terms and conditions as the Administrator may require, including without limitation any Company or other repurchase rights, rights of first refusal, voting agreements or other provisions. If the Participant shall fail to enter into any such agreement or agreements at the Administrator's request, then no Award shall be granted to the Participant and the number of shares of Common Stock that would have been subject to such Award shall be added to the remaining shares of Common Stock available under the Plan.

9.4 - DEFERRALS.

      The Administrator may permit a Participant to elect to defer the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise of an Option or the Vesting of Restricted Stock. If any such deferral election is made, the Administrator shall, in its sole discretion, establish rules and procedures for such deferrals.

                       ARTICLE X - LIMITATION ON BENEFITS

      Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Administrator may determine whether some amount of payments would meet the definition of a "Reduced Amount." If the Administrator determines that there is a Reduced Amount, the total payments to the Participant hereunder must be reduced to such Reduced Amount, but not below zero. If the Administrator determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Administrator. All determinations of the Administrator under this Article X are binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. If as result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Administrator under this Article X, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid ("Overpayment") or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid ("Underpayment") - in each case, consistent with the calculation of the Reduced Amount. If the Administrator, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Administrator believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Administrator, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Administrator must promptly notify the Company of the amount of the Underpayment, which then shall be paid to the Participant. For purposes of this section, (i) "Net After Tax Receipt" means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applied to the Participant's taxable income for the immediately preceding taxable year; (ii) "Present Value" means the value determined in accordance with Code Section 280G(d)(4); and (iii) "Reduced Amount" means the smallest aggregate amount of all payments under this Plan which (a) is less than the sum of all payments under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments under this Plan were any other amount less than the sum of all payments to be made under this Plan.

               ARTICLE XI - ADJUSTMENT UPON CHANGE IN COMMON STOCK

      The maximum number of shares as to which Awards may be granted under this Plan, the terms of outstanding Awards, the per individual limitations on the number of shares for which Awards may be granted, and any other limitations in this Plan shall be adjusted as the Administrator shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or any similar event or (b) there occurs any other event which, in the judgment of the Administrator, necessitates such action. In addition, the Administrator may make such other adjustments to the terms of outstanding Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant's rights thereunder as a result of any similar transaction. Any determination the Administrator makes under this Article XI shall be final and conclusive. The issuance by the Company of either shares of stock of any class or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on the number of shares for which Awards may be granted, any other limitations in this Plan or the terms of outstanding Awards. The Administrator may grant Awards in substitution for performance shares, stock awards, stock options, stock appreciation rights, phantom shares, or similar awards held by an individual who becomes an Employee, director, advisor or consultant of the Company in connection with a transaction described in the first paragraph of this Article
XI. Notwithstanding any provision of the Plan (other than the limitations of Section 5.02), the terms of such substituted Award shall be as the Administrator, in its discretion, determines is appropriate.

                      ARTICLE XII - COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES

12.1 - COMPLIANCE.

      No Option shall be exercisable, no Restricted Stock shall be granted or become Vested, no Common Stock shall be issued (whether Restricted Stock or not), no certificates for shares of Common Stock (whether Restricted Stock or not) shall be delivered, and no payment shall be made except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate for shares issued to evidence Common Stock for which an Option is exercised or for which shares of Restricted Stock have been granted or become Vested may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Restricted Stock shall be granted or become Vested, no Common Stock (whether Restricted Stock or not) shall be issued, no certificate for shares of Common Stock (whether Restricted Stock or not) shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

12.2 - POSTPONEMENT OF EXERCISE.

      The Administrator may postpone any exercise of an Option or the grant or Vesting of Restricted Stock for such time as the Administrator in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable upon the exercise of any Option or the grant or Vesting of Restricted Stock under the securities laws, (ii) to permit any action to be taken in order to (A) list such shares of Common Stock (whether Restricted Stock or not) on a stock exchange if such shares of Common Stock are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for such shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed, or (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in
(ii)(B) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Option Agreement or Restricted Stock Agreement or any provision of the Plan to recognize the exercise of an Option or the grant or Vesting of Restricted Stock or to grant, sell or issue shares of Common Stock in violation of the securities laws or the laws of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Award and neither the Company nor its directors and officers shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock as to which the Award shall lapse because of such postponement.

                        ARTICLE XIII - GENERAL PROVISIONS

13.1 - EFFECT ON EMPLOYMENT AND SERVICE.

      Neither the adoption of this Plan, its operation, nor any Option Agreement or Restricted Stock Agreement or other documents describing or referring to this Plan shall confer upon any individual any right to continue in the employ or service of the Company or any Subsidiary or in any way affect the right and power of the Company or any Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.2 - UNFUNDED PLAN.

      The Plan, insofar as it provides for grants of Options or Restricted Stock, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.3 - TAX WITHHOLDING AND REPORTING.

      Unless an Option Agreement or Restricted Stock Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Administrator any income and employment tax withholding obligations attributable to the grant or Vesting of Restricted Stock, the making of a Code Section 83(b) election with respect to any shares of Restricted Stock, the exercise of Options or any other event with respect to participation in the Plan. In accordance with procedures that the Administrator establishes, the Administrator may permit a Participant to pay such amounts (i) by surrendering shares of Common Stock that the Participant has held for at least six months, (ii) by delivery of the full recourse, interest-bearing promissory note of the Participant, (iii) by a cashless exercise through a broker, (iv) by such other medium of payment as the Administrator, in its discretion, shall authorize, or (v) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise of Options or the Vesting of Restricted Stock hereunder as applicable law requires.

13.4 - RESERVATION OF SHARES.

      The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company's counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

13.5 - GOVERNING LAW.

      This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

13.6 - OTHER ACTIONS.

      Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options or restricted stock for proper corporate purposes otherwise than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant options to, or assume options of any person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

                     ARTICLE XIV - AMENDMENT AND TERMINATION

      The Board may amend this Plan from time to time or terminate the Plan; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan,
(ii) changes the class of individuals eligible to receive Awards or (iii) changes the performance objectives to which the exercisability of Options or the Vesting of Restricted Stock granted to Named Executive Officers may be subject. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Award at the time such amendment is made.

                          ARTICLE XV - DURATION OF PLAN

      No Awards may be granted under this Plan 10 years after the Board adopts the Plan. Awards granted before that date shall remain valid in accordance with their terms.

                      ARTICLE XVI - EFFECTIVE DATE OF PLAN

      Awards may be granted under this Plan upon its adoption by the Board, provided that no Awards shall be effective or exercisable or become Vested unless the Company's shareholders approve this Plan within 12 months of the Board's adoption of this Plan.

                      ARTICLE XVII - RULES OF CONSTRUCTION

      Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                                KATY INDUSTRIES, INC.


                                                BY:
                                                NAME:
                                                TITLE: